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                                                               [LOGO] METLIFE(R)

                                                                     Exhibit (k)

April 26, 2005

Metropolitan Life Separate Account UL
Metropolitan Life Insurance Company
200 Park Avenue
New York, NY 10166

Ladies and Gentlemen:

     In my capacity as Associate General Counsel of Metropolitan Life Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of an amendment to the registration statement on Form N-6 (File No. 033-91226) under the Securities Act of 1933. This Amendment to the Registration Statement is being filed with respect to individual Variable Universal Life Insurance Policies (the "Policies") issued by Metropolitan Life Separate Account UL (the "Account"). It is my professional opinion that:

     1. The Account is a separate investment account of the Company and is validly existing pursuant to the laws of the State of New York.

     2. The Variable Universal Life Insurance Policies, when issued in accordance with the prospectuses contained in the amendment to the Registration Statement and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms; and

     3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

     In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

     I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in the amendment to the Registration Statement.

                                        Very truly yours,


                                        /s/ Marie C. Swift
                                        ----------------------------------------
                                        Marie C. Swift, Esq.
                                        Associate General Counsel